UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2019
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia		23060-6148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136

Not Applicable
(Former name or former address, if changed since last report)
_________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events.

On April 14, 2019, Markel Corporation (“Markel”) issued a press release announcing that as previously reported the U.S. Department of Justice, U.S. Securities and Exchange Commission and Bermuda Monetary Authority (together, the “Governmental Authorities”) are conducting inquiries into loss reserves recorded in late 2017 and early 2018 at Markel CATCo Investment Management Ltd. and its subsidiaries (together, “CATCo”). These inquiries are limited to CATCo and do not involve Markel or its other subsidiaries.

As Markel previously disclosed, it retained outside counsel to conduct an internal review of CATCo’s loss reserving in late 2017 and early 2018. The internal review has recently been completed.  The internal review conducted by outside counsel found no evidence that CATCo personnel acted in bad faith in exercising business judgment in the setting of reserves and making related disclosures during late 2017 and early 2018.  Markel’s outside counsel has met with the Governmental Authorities and reported the findings from the internal review.

The Governmental Authorities’ inquiries are ongoing and Markel continues to fully cooperate with them.  Markel cannot currently predict the duration, scope or result of the Governmental Authorities’ inquiries.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

April 15, 2019	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary

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